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                                                                     EXHIBIT 5.1


                                                     November __, 1999


NetCreations, Inc.
379 West Broadway, Suite 202
New York, New York 10012

                     Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to NetCreations, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering up to (i) 3,300,000 shares (the "Initial Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and (ii) 495,000 additional shares (together with the Initial Shares, the "Shares") of Common Stock to cover over-allotment, if any, by the Company to the underwriters, which are being registered in connection with the Company's initial public offering.

         In connection with this opinion, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation, its Amended and Restated By-laws, the records of the proceedings and actions of the Board of Directors of the Company in respect of these transactions, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

         We have been informed by the Company that the Shares will be transferred or issued, and the certificates evidencing the same will be duly delivered, against receipt of the consideration stipulated therefor, which will not be less than the par value of the Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when transferred or issued, delivered and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.



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NetCreations, Inc.
Registration Statement on Form S-1
November __, 1999
Page 2




         The opinion set forth above is limited to the New York Business Corporation Law, as amended.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a pert of the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ GREENBERG TRAURIG
                                   A Partnership of Limited Liabilities Entities